Exhibit 2.2
[Pinnacle Letterhead]

September 4, 2013

Tropicana Entertainment, Inc.
Brighton and The Boardwalk
Atlantic City, New Jersey 08401
Attention: General Counsel

Re:    Amendment to Equity Interest Purchase Agreement

Reference is hereby made to that certain Equity Interest Purchase Agreement (the “Agreement”) dated as of August 16, 2013, by and among Tropicana St. Louis LLC, Pinnacle Entertainment, Inc., Casino Magic, LLC, and Casino One Corporation, PNK (ES), LLC, PNK (ST. LOUIS RE), LLC, and PNK (STLH), LLC. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

1.    Amendment to Agreement. Notwithstanding any provision of Section 8.6 of the Agreement to the contrary, the parties hereby agree that Buyer shall not be obligated to allow Sellers to participate in, or disclose to Sellers any information regarding, any communications Buyer may have with the FTC or its staff in connection with the FTC’s evaluation of the Agreement or the transactions contemplated thereby.

2.    No Other Modification. The parties acknowledge and agree that the Agreement is being amended only as stated herein and, except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

3.    Miscellaneous. The provisions of Article 13 of the Agreement are incorporated herein by this reference and shall apply to this letter agreement as if set forth in full herein.

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Please evidence your agreement to the foregoing terms by delivering an executed copy of this letter agreement to us. Thank you.

PINNACLE ENTERTAINMENT, INC.

By: /s/ Carlos A. Ruisanchez
Name:    Carlos A. Ruisanchez
Title:    President and
Chief Financial Officer

CASINO MAGIC, LLC

By:    Pinnacle Entertainment, Inc.,
Its sole member

By: /s/ Carlos A. Ruisanchez
Name:    Carlos A. Ruisanchez
Title:    President and
Chief Financial Officer

Accepted and agreed as of the date first written above:

TROPICANA ST. LOUIS LLC

By:     /s/ Anthony P. Rodio
Name:    Anthony P. Rodio
Title:    President and Chief Executive Officer

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